UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2007

LITTLE SIOUX CORN PROCESSORS, L.L.C.

(Exact name of small business issuer as specified in its charter)

Iowa	0001229899	42-1510421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4808 F Ave.
Marcus, IA 51035
(Address of principal executive offices)

(712) 376-2800

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation  FD Disclosure

In exchange for initially capitalizing Akron Riverview Corn Processors, LLC (“Akron”), an Iowa limited liability company organized for the purpose of building a 100 million gallon per year ethanol plant near Akron, Iowa, on February 27, 2007, as the sole member of Akron, the Registrant contributed capital in the amount of $9,999,900 in exchange for 15,000 Class A units at a price of $666.66 per unit and $10,000,000 in exchange for 12,500 Class A units at a price of $800 per unit..  In connection with our subscription, we paid a down payment of $312,900 and signed a promissory note for $19,687,000.  We will pay Akron the entire amount due under the promissory note within twenty (20) days of receiving notice from Akron Riverside Corn Processors, LLC that it is due.

Item 8.01 Other Events

At the Registrant’s annual members’ meeting held March 22, 2007, members holding a majority of the Company’s outstanding limited liability company membership units voted to approve an amendment to Section 5.6(b)(iv) of the Registrant’s Third Amended and Restated Operating Agreement to increase the number of authorized membership units the board of directors is permitted to issue from 15,000 units to 170,000 units.

The purpose of the amendment is to have available additional authorized but unissued membership units to provide the board of directors the ability to declare a membership unit split and still have the flexibility to meet the Registrant’s future capital needs.  The board of directors intends to approve a 15-for-1 membership unit split to be effected in the form of a membership unit distribution at the April meeting of the board of directors.  Holders of record of the Registrant’s membership units as of February 1, 2007, the record date, will receive 14 additional membership units for every 1 membership unit held on the record date.  This 15-for-1 membership unit split will increase the number of membership units issued and outstanding, but the market price of the membership unit is expected to decrease proportionately.

Cautionary Statement for Purposes of the “Safe Harbor “Provisions of the Private Securities Litigation Reform Act of 1995:

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the volatility of commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS, L.L.C.

Dated: March 23, 2007	By:	/s/ Gary Grotjohn
Gary Grotjohn, Chief Financial Officer